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                                                                    Exhibit 99.1

                                                   News Release

                                                   AmerisourceBergen Corporation
                                                   P.O. Box 959
                                                   Valley Forge, PA 19482

[LOGO OF AMERISOURCEBERGEN]

Contact:    Michael N. Kilpatric
            610-727-7118
            mkilpatric@amerisourcebergen.com

                      AMERISOURCEBERGEN SIGNS AGREEMENT TO
                        PURCHASE ANDERSON PACKAGING, INC.

    Largest Pharmaceutical Distributor Adds Contract Pharmaceutical Packaging
                                   Capability

VALLEY FORGE, Pa. May 22, 2003--AmerisourceBergen Corporation (NYSE:ABC) the largest pharmaceutical services company in the U.S. dedicated solely to the pharmaceutical supply channel, today announced that it has signed a definitive agreement to purchase Anderson Packaging, Inc., a privately held contract pharmaceutical packaging company, for approximately $100 million, including assumed debt. The purchase price will be subject to certain adjustments to be determined as of the closing of the transaction. The transaction is expected to close in early summer, subject to regulatory approvals.

      Known for its high quality, Anderson Packaging is a leading provider of physician samples and retail contracted packaging services to pharmaceutical manufacturers. Anderson Packaging estimates revenues in calendar year 2003 of between $85 million and $90 million. AmerisourceBergen expects the purchase to be mildly accretive to the Company's fiscal year 2004 earnings.

      AmerisourceBergen has agreed to issue 814,145 shares of its common stock upon the closing of the transaction in partial payment of the purchase price. The remainder of the purchase will be funded using cash.

      "We could not be more excited about the contribution that Anderson Packaging will make to the ongoing expansion of the services AmerisourceBergen offers manufacturers," said R. David Yost, AmerisourceBergen's Chief Executive Officer. "Anderson Packaging brings a strong reputation for the highest quality standards in contract packaging and will be a significant addition to AmerisourceBergen's total packaging capability, which also includes our American Health Packaging unit."
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                                                                    News Release

      "Joining AmerisourceBergen will provide Anderson Packaging the resources and relationships to continue to expand its position in the contract packaging marketplace," said John Anderson, Chairman and founder. "I am pleased that Anderson Packaging will be joining a company that is committed to the quality and performance excellence that has always been a part of the Anderson culture. Being part of the AmerisourceBergen team will benefit our employees and the community as the Company continues to grow."

      The shares of common stock that AmerisourceBergen has agreed to issue upon the closing of the transaction have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This news release shall not constitute an offer to sell or a solicitation of an offer to buy such shares in any jurisdiction in which such an offer or sale would be unlawful.

      William Blair & Company, L.L.C. acted as financial advisor to Anderson Packaging in this transaction.

About Anderson Packaging

Anderson Packaging is one of the leading contract pharmaceutical packaging companies providing physician samples and retail contract packaging services to pharmaceutical manufacturers. Headquartered in Rockford, Illinois, Anderson has seven facilities in the U.S. and approximately 1,000 employees.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is the largest pharmaceutical services company in the United States dedicated solely to the pharmaceutical supply chain. It is the leading distributor of pharmaceutical products and services to the hospital systems/acute care market, physician's offices, alternate care and mail order facilities, independent community pharmacies, and regional chain pharmacies. The Company is also a leader in the long term care pharmacy and workers'
compensation fulfillment marketplaces. With more than $40 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 13,000 people. AmerisourceBergen is ranked #24 on the Fortune 500 list and was ranked #6 in the 2003 Business Week 50, a list of the 50
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                                                                    News Release

best performing companies in the S & P 500. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

THIS NEWS RELEASE MAY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO UNCERTAINTY AND CHANGES IN CIRCUMSTANCES. ACTUAL RESULTS MAY VARY MATERIALLY FROM THE EXPECTATIONS CONTAINED IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS MAY INCLUDE STATEMENTS ADDRESSING FUTURE FINANCIAL AND OPERATING RESULTS OF AMERISOURCEBERGEN AND THE BENEFITS AND OTHER ASPECTS OF THE 2001 MERGER BETWEEN AMERISOURCE HEALTH CORPORATION AND BERGEN BRUNSWIG CORPORATION.

THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN ANY FORWARD-LOOKING STATEMENTS: COMPETITIVE PRESSURES; THE LOSS OF ONE OR MORE KEY CUSTOMER RELATIONSHIPS; CUSTOMER INSOLVENCIES; CHANGES IN CUSTOMER MIX; CHANGES IN PHARMACEUTICAL MANUFACTURERS' PRICING AND DISTRIBUTION POLICIES; REGULATORY CHANGES; CHANGES IN U.S. GOVERNMENT POLICIES; FAILURE TO INTEGRATE THE BUSINESSES OF AMERISOURCE AND BERGEN BRUNSWIG SUCCESSFULLY; FAILURE TO OBTAIN AND RETAIN EXPECTED SYNERGIES FROM THE MERGER OF AMERISOURCE AND BERGEN BRUNSWIG; AND OTHER ECONOMIC, BUSINESS, COMPETITIVE, REGULATORY AND/OR OPERATIONAL FACTORS AFFECTING THE BUSINESS OF AMERISOURCEBERGEN GENERALLY.

MORE DETAILED INFORMATION ABOUT THESE FACTORS IS SET FORTH IN
AMERISOURCEBERGEN'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS ANNUAL REPORT ON FORM 10-K FOR FISCAL 2002.

AMERISOURCEBERGEN IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ANY FORWARD LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.